Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

among

SB/RH HOLDINGS, INC.,

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.,

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.,

GLOBAL OPPORTUNITIES BREAKAWAY LTD.,

AVENUE INTERNATIONAL MASTER, L.P.,

AVENUE INVESTMENTS, L.P.,

AVENUE SPECIAL SITUATIONS FUND V, L.P.,

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

and

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.

Dated: February 9, 2010

i

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated February 9, 2010 (this “Agreement”), among SB/RH Holdings, Inc., a Delaware corporation (the “Company”), Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company (“Harbinger Master”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations”), Global Opportunities Breakaway Ltd., a Cayman Islands exempted company (“Global Opportunities” and, together with Harbinger Master and Harbinger Special Situations, the “Harbinger Investors”), Avenue International Master, L.P. (“Avenue Int’l”), Avenue Investments, L.P. (“Avenue Investments”), Avenue Special Situations Fund V, L.P. (“Avenue V”), Avenue Special Situations Fund IV, L.P. (“Avenue IV”) and Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP” and, together with Avenue Int’l, Avenue Investments, Avenue V and Avenue IV, the “Avenue Investors”). For purposes of this Agreement, the Harbinger Investors and Avenue Investors shall be referred to collectively as the “Investors”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 1.

R E C I T A L S :

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Battery Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Battery Merger Sub”), Grill Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“RH Merger Sub”), Battery Brands, Inc. a Delaware corporation (“Battery”), and RH, Inc., a Delaware corporation (“RH”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which (i) Battery Merger Sub shall merge with and into Battery, with Battery as the surviving corporation (the “Battery Merger”), and (ii) RH Merger Sub shall merge with and into RH, with RH as the surviving corporation (the “RH Merger” and, together with the Battery Merger, the “Mergers”);

WHEREAS, at the effective time of the Mergers, among other things, (i) Harbinger Master and Harbinger Special Situations shall receive shares of Common Stock in exchange for the shares of stock of RH formerly held by them, and (ii) the Investors shall receive shares of Common Stock in exchange for the shares of stock of Battery formerly held by them; and

WHEREAS, the Company and the Investors desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock to be received by them, whether pursuant to the Mergers or otherwise, and any other securities that fall within the definition of “Registrable Securities” hereunder;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions and Interpretation.

(a) Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” means this Agreement, as the same may be amended, supplemented or modified from time to time in accordance to the terms hereof.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Battery” has the meaning set forth in the Recitals.

“Battery Merger” has the meaning set forth in Recitals.

“Battery Merger Sub” has the meaning set forth in Recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (i) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (ii) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices of the Registrable Securities on such date on the principal over the counter market on which the Registrable Securities are traded; or (iii) if none of clauses (i) or (ii) is applicable, a market price per share determined in good faith by the disinterested members of the Board of Directors or, if such determination is not satisfactory to the Holder for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by the Company and such Holder, the expenses for which shall be borne equally by the Company and such Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $[0.01] per share, of the Company or any other capital stock of the Company (or any successor entity) into which such stock is reclassified or reconstituted and any other common stock of the Company (or any successor entity).

“Company” has the meaning set forth in the Preamble.

“Company Underwriter” has the meaning set forth in Section 4(a).

“Contemporaneous Company Offering” has the meaning set forth in Section 5(b).

“Demand Registration” has the meaning set forth in Section 3(a).

“Determination Date” has the meaning set forth in Section 5(f).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Global Opportunities” has the meaning set forth in the Preamble.

“Harbinger Master” has the meaning set forth in the Preamble.

“Harbinger Special Situations” has the meaning set forth in the Preamble.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii) transactions pursuant to which a Holder sells short Registrable Class Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holder” means the Investors and any Permitted Transferee thereof to whom Registrable Securities are transferred in accordance with Section [9(g)] other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S promulgated under the Securities Act.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Initiating Holder” has the meaning set forth in Section 3(a).

“Inspectors” has the meaning set forth in Section 7(a)(viii).

“Investor” has the meaning set forth in the Preamble.

“Liability” has the meaning set forth in Section 8(a).

“Lock-up Agreements” has the meaning set forth in Section 6(a).

“Long-Form Registration” has the meaning set forth in Section 3(a).

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

“Merger Agreement” has the meaning set forth in Recitals.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means any “prospectus” as defined in Rule 405 promulgated under the Securities Act.

“RH” has the meaning set forth in Recitals.

“RH Merger” has the meaning set forth in Recitals.

“RH Merger Sub” has the meaning set forth in Recitals.

“Records” has the meaning set forth in Section 7(a)(viii).

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means each of the following: (i) any and all shares of Common Stock owned after the date hereof by the Holders (irrespective of when acquired) and any shares of Common Stock issuable or issued upon exercise, conversion or exchange of other securities of the Company; and (ii) any securities of the Company issued in respect of the shares of Common Stock issued or issuable to any of the Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Requested Shelf Registered Securities” has the meaning set forth in Section 5(b).

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 under the Securities Act for a primary offering in reliance on General Instruction I.B.1 to those Forms.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Shelf Initiating Holders” has the meaning set forth in Section 5(a).

“Shelf Registered Securities” means, with respect to a Shelf Registration, any Registrable Securities whose sale is registered pursuant to the Registration Statement filed in connection with such Shelf Registration.

“Shelf Registration” has the meaning set forth in Section 5(a).

“Shelf Requesting Holder” has the meaning set forth in Section 5(b).

“Short-Form Registration” has the meaning set forth in Section 3(a).

“Transfer” means, with respect to any security, the offer for sale, sale, pledge, transfer or other disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future) of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another in whole or in part any rights, economic benefits or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including a Hedging Transaction in which a Hedging Counterparty participates.

“Valid Business Reason” has the meaning set forth in Section 3(b).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b) Interpretation. Unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.	General; Securities Subject to this Agreement.

(a) Grant of Rights. Subject to, and conditioned upon, the consummation of the Battery Merger and the RH Merger, the Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, any given Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 promulgated under the Securities Act, (iii) the entire amount of the Registrable Securities owned by the relevant Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 promulgated under the Securities Act, (iv) such Holder owning such Registrable Securities owns less than 1% of the outstanding shares of Common Stock on a fully diluted basis, (v) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement, or (vi) such Registrable Securities are no longer outstanding.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially owns Registrable Securities, or holds an option granted by the Company to purchase, or a security issued by the Company that is convertible into, or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option granted by the Company or upon conversion, exercise or exchange of another security issued by the Company shall be deemed outstanding for the purposes of this Agreement.

3.	Demand Registration.

(a) Request for Demand Registration. At any time, and from time to time, one or more of the Holders (the “Initiating Holders”) may make a written request to the Company to register, and the Company shall register, in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), at the election of the Initiating Holders, (i) on Form S-1 or any similar long-form registration (a “Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration (other than a Shelf Registration), if such a short-form is then available to the Company (a “Short-Form Registration” and, together with a Long-Form Registration, a “Demand Registration”); provided, however, that the Company shall not be obligated to effect (A) more than three such Long-Form Registrations for each Holder and (B) a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities and including any Registrable Securities subject to any applicable over-allotment option) to the public of less than (x) $30,000,000.00 in the case of a Long-Form Registration or (y) $5,000,000.00 in the case of a Short-Form Registration. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand for a Long-Form Registration shall be counted as one Long-Form Registration. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Initiating Holders shall be entitled to no more than one Short-Form Registration every six months.

(b) Limitations on Demand Registrations. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or is necessary to avoid premature disclosure of a matter the Board has determined would not be in the best interests of the Company to be disclosed at such time (a “Valid Business Reason”), (i) the Company may postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, and (ii) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may postpone amending or supplementing such Registration Statement and, if the Valid Business Reason has not resulted from actions taken by the Company, may cause such Registration Statement to be withdrawn and its effectiveness terminated. The Company shall give written notice to all Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If the Company gives notice of its determination to postpone or withdraw a Registration Statement pursuant to this Section 3(b), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Long-Form Registration, the period referred to in the second sentence of Section 3(d)) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3(b) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7(a)(vi). Notwithstanding anything to the contrary contained herein, the Company may not withdraw a filing under this Section 3(b) or Section 5(c) due to a Valid Business Reason more than once in any 12 month period, and may not postpone an offering under this Section 3(b) or Section 5(c) due to a Valid Business Reason for a period of greater than 90 days during any 12-month period.

(c) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Any Holder which has not requested the relevant Demand Registration under Section 3(a)) may offer such Holder’s Registrable Securities under any such Demand Registration pursuant to this Section 3(c). The Company shall (i) as promptly as reasonably practicable but in no event later than five days after the receipt of a request for a Demand Registration from any Initiating Holders, give written notice thereof to all of the Holders (other than such Initiating Holders), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, whether such Demand Registration is a Short-Form Registration or Long-Form Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed pursuant to such Demand Registration all of the Registrable Securities requested by such Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered and such Holder shall send a copy of such request to the Initiating Holders. The failure of any Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 3(c) with respect to such Demand Registration. Any Holder may waive its rights under this Section 3(c) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Holder sends the Company a written request for inclusion of part or all of such Holder’s Registrable Securities in a registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Holder reasonably determines that participation in such registration would have a material adverse effect on such Holder.

(d) Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become effective within (i) 60 days after it receives a request under Section 3(a) for a Long-Form Registration and (ii) 45 days after it receives a request under Section 3(a) for a Short-Form Registration, and in each case to remain effective thereafter. A registration shall not constitute a Long-Form Registration until it has become effective and remains continuously effective for the lesser of (A) the period during which all Registrable Securities registered in the Long-Form Registration are sold and (B) 120 days; provided, however, that a registration shall not constitute a Long-Form Registration if (x) after such Long-Form Registration has become effective, such registration or the related offer, sale or distribution of Registrable

Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency, court or other Person for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Long-Form Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

(e) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective; provided, however, that in no event shall the Company be responsible for the expenses of any Holder who voluntarily withdraws Registrable Securities from any registration or offering (except as contemplated by Section 3(f)) or was required to withdraw such Registrable Securities as a result of a breach, or failure to satisfy any condition, of this Agreement.

(f) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause the offering made pursuant to such Demand Registration to be in the form of a firm commitment underwritten public offering, and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with Section 3(g) (each, an “Approved Underwriter”). In connection with any Demand Registration under this Section 3 involving an underwritten public offering, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(c) shall be included in such underwritten public offering unless such Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriters, and then only in such quantity as will not, in the opinion of the Approved Underwriters, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriters advise the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriters believe may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the equity securities offered by the Company for its own account; second, as to the Registrable Securities of Holders who are not Initiating Holders, as a group, if any; and third, as to the Registrable Securities of the Initiating Holders, as a group, pro rata within each group based on the number of Registrable Securities owned by each such party; provided, however, that any party whose right to participate in such offering is reduced by greater than thirty percent (30%) may withdraw all of its Registrable Securities from such registration.

(g) Selection of Underwriters in a Demand Registration. If an offering of Registrable Securities made pursuant to any Demand Registration is in the form of an underwritten public offering, the Initiating Holders holding a majority of the Registrable

Securities held by all of the Initiating Holders shall select the Approved Underwriters; provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Company.

4.	Incidental or “Piggy-Back” Registration.

(a) Request for Incidental or “Piggy-Back” Registration. If the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company (other than for the account of any Holder pursuant to Section 3 or Section 5), then the Company shall give written notice of such proposed filing to each of the Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration, offering price (or reasonable range thereof) and distribution arrangements, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request (an “Incidental Registration”). In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall use its reasonable best efforts (within 20 days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Holders who has requested in writing to participate in the Incidental Registration to include the number of such Holder’s Registrable Securities specified by such Holder in such offering on the same terms and conditions as the securities of the Company or for the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Holders thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold without any such material adverse effect and shall include in such registration, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 4, as a group, pro rata based on the number of Registrable Securities owned by each such Holder; and third, any other securities requested to be included in such offering by other security holders of the Company, pro rata based on the number of relevant securities owned by the securityholders in such group.

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective; provided, however, that in no event shall the Company be responsible for the expenses of any Holder who voluntarily withdraws

Registrable Securities from any registration or offering (except as contemplated by Section 3(f)) or was required to withdraw such Registrable Securities as a result of a breach, or failure to satisfy any condition, of this Agreement.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not any Holder has requested to include Registrable Securities in such registration.

5.	Shelf Registration.

(a) Request for Shelf Registration. Upon the Company becoming eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, in the event that the Company shall receive from one or more of the Holders (the “Shelf Initiating Holders”), a written request that the Company register, under the Securities Act on Form S-3 in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the sale of at least $25,000,000.00 of Registrable Securities owned by such Shelf Initiating Holders, the Company shall give written notice of such request to all of the Holders (other than the Shelf Initiating Holders) as promptly as reasonably practicable but in no event later than 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such Shelf Registration. The “Plan of Distribution” section of such Form S-3 shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions, distributions to stockholders, partners or members of such Holders and sales not involving a public offering. With respect to each Shelf Registration, the Company shall (i) as promptly as reasonably practicable after the written request of the Shelf Initiating Holders, file a Registration Statement and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective within 45 days after it receives a request therefor, and remain effective until there are no longer any Shelf Registered Securities. The obligations set forth in this Section 5(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 5(f) and has otherwise complied with its obligations pursuant to this Agreement.

(b) Shelf Underwriting Procedures. Upon written request made from time to time by a Holder of some or all of such Holder’s Self Registered Securities (the “Shelf Requesting Holder”), which request shall, subject to Section 5(a), specify the amount of such Shelf Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall use its reasonable best efforts to cause the sale of such Requested Shelf Registered Securities to be in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Requesting Holder) if the anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of such written request and including any Registrable Securities subject to any applicable over-allotment option) to the public equals or exceeds $10,000,000.00 (including causing to be produced and filed any necessary Prospectuses or Prospectus supplements with respect to such offering). The managing underwriter or underwriters selected for such offering shall be selected by the Shelf Requesting Holder and shall be reasonably acceptable to the Company, and each such underwriter shall be deemed to be an Approved Underwriter with respect to such offering. Notwithstanding the foregoing, in connection with any offering of Requested Shelf Registered Securities involving an underwritten public offering that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for the Company’s own account (a “Contemporaneous Company Offering”), the Company shall not be required to cause such offering of Requested Shelf Registered Securities to take the form of an underwritten public offering but shall instead offer the Shelf Requesting Holder the ability to include its Requested Shelf Registered Securities in the Contemporaneous Company Offering pursuant to Section 4.

(c) Limitations on Shelf Registrations. If the Board of Directors has a Valid Business Reason, (i) the Company may postpone filing a Registration Statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (ii) in case a Registration Statement has been filed relating to a Shelf Registration, the Company may postpone the offering of Registrable Securities thereunder or, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may suspend other required registration actions under this Agreement. The Company shall give written notice to all Holders of its determination to so suspend required registration actions and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not cause such suspension due to a Valid Business Reason under this Section 5(c) or Section 3(b) more than once in any 12 month period, and may not postpone an offering under this Section 5(c) or Section 3(b) due to a Valid Business Reason for a period of greater than 90 days during any 12-month period.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any Shelf Registration pursuant to this Section 5, whether or not such Shelf Registration becomes effective; provided, however, that in no event shall the Company be responsible for the expenses of any Holder who voluntarily withdraws Registrable Securities from any registration or offering (except as contemplated by Section 3(f)) or was required to withdraw such Registrable Securities as a result of a breach, or failure to satisfy any condition, of this Agreement.

(e) Additional Selling Stockholders. After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as promptly as reasonably practicable after receiving such request, (i) if it is a Seasoned Issuer or Well-Known Seasoned Issuer, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or Well-Known Seasoned Issuer, and the Registrable Securities requested to be registered represent more than 1% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Holders in such Shelf Registration and use reasonable best efforts to have such post-effective amendment declared effective.

(f) Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as reasonably practicable but in no event later than five Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as reasonably practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement within 10 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as reasonably practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Holders as promptly as reasonably practicable but in no event later than 10 Business Days prior to such Determination Date and (B) if the Company is eligible to file a Registration Statement on Form S-3 with respect to a secondary public offering of its equity securities, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 5(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Shelf Requesting Holders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. Any registration pursuant to this Section 5(f) shall be deemed a Shelf Registration for purposes of this Agreement.

(g) Not a Demand Registration. No Shelf Registration pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6.	Lock-up Agreements.

(a) Demand Registration. With respect to any Demand Registration, the Company shall not (except as part of such Demand Registration) effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for Registrable Class Securities (except pursuant to a Registration Statement on Form S-8), during the period beginning on the effective date of any Registration Statement in which the Holders are participating and ending on the date that is 120 days after date of the final Prospectus relating to such offering, except as part of such Demand Registration. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into customary Lock-up agreements (“Lock-up Agreements”) on terms consistent with the preceding sentence.

(b) Shelf Registration. With respect to any Shelf Registration and offering of Requested Shelf Registered Securities that takes the form of an underwritten public offering, the Company shall not (except as part of such offering) effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities (except pursuant to a Registration Statement on Form S-8), during the period beginning on the date the Shelf Requesting Holder delivers its request pursuant to the first sentence of Section 5(b) and ending on the date that is 90 days after date of the final Prospectus relating to such offering, except as part of such Shelf Registration. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Lock-up Agreements on terms consistent with the preceding sentence.

(c) Additional Lock-up Agreements. With respect to each relevant offering, the Company shall use its reasonable best efforts to cause all of its officers, directors and holders of more than 1% of the Registrable Class Securities (or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities) (but excluding any Holder) to execute lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the Lock-up Agreements executed by the Company.

(d) Third Party Beneficiaries in Lock-up Agreements. Any Lock-up Agreements executed by the Company, its officers, its directors or other stockholders pursuant to this Section 6 shall contain provisions naming the selling stockholders in the relevant offering that are Holders as intended third-party beneficiaries thereof and requiring the prior written consent of such stockholders holding a majority of the Registrable Securities for any amendments thereto or waivers thereof.

7.	Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall, subject to any terms, conditions or limitations set forth in Section 3, Section 4 or Section 5, as applicable, use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as reasonably practicable, and in connection with any such request or requirement, the Company shall:

(i) as soon as reasonably practicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (A) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide the single law firm selected as counsel by the Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto), each document incorporated by reference therein and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;

(ii) as soon as reasonably practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) 120 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that in the case of a Shelf Registration, the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement shall have been sold, and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) as soon as reasonably practicable, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) as soon as reasonably practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(v) as soon as reasonably practicable, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) of the determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;

(vi) as soon as reasonably practicable, upon the occurrence of any event contemplated by Section 7(a)(v)(E) or, subject to Sections 3(b) and 5(c), the existence of a Valid Business Reason, as promptly as reasonably practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) enter into and perform customary agreements (including underwriting and indemnification and contribution agreements in customary form with the Approved Underwriter or the Company Underwriter, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix) if such sale is pursuant to an underwritten public offering, use its commercially reasonable best efforts to obtain a “cold comfort” letter or letters, dated as of such date or dates as the Holders’ counsel or the managing underwriter reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions and negative assurance letters;

(xi) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(xii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xiii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xiv) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xv) cause all such Registrable Securities to be listed on each securities exchange on which Registrable Class Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xvi) as expeditiously as practicable, keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 and provide Holders’ Counsel with all correspondence with the Commission in connection with any such Registration Statement;

(xvii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in the body of the prospectus included in such Registration Statement such additional information for marketing purposes as the managing underwriter reasonably requests; and

(xix) take all other steps reasonably necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

(b) Seller Obligations. In connection with any offering under any Registration Statement under this Agreement:

(i) each Holder shall promptly furnish to the Company in writing such information with respect to such Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading;

(ii) each Holder shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and

(iii) each Holder shall not use any Free Writing Prospectus without the prior written consent of the Company;

(iv) with respect to any underwritten offering pursuant to Section 3, (x) each Initiating Holder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters and (y) no selling Holder may participate in any such underwritten offering unless such selling Holder completes and/or provides all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents or information reasonably required under the terms of, or in connection with, such underwriting agreement; and

(v) each Shelf Requesting Holder shall enter into an underwriting agreement in customary form with managing underwriter or underwriters, and no Shelf Requesting Holder shall participate in any underwritten registration pursuant to Section 5(b) unless such selling Holder completes and/or provides all questionnaires, powers of attorney, indemnities, and other documents or information reasonably required under the terms of, or in connection with such underwriting agreement.

(c) Notice to Discontinue. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v)(E), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 7(a)(vi) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v)(E) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(vi).

(d) Registration Expenses. Subject to the last sentence of this Section 7(d), and except as otherwise provided in this Agreement, the Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the reasonable fees, charges and expenses of Holders’ Counsel, any necessary counsel with respect to state securities law matters, counsel to the Company and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any reasonable legal fees, charges and expenses incurred by the Initiating Holders, the Shelf Initiating Holders or the Shelf Requesting Holders, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or Shelf Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” Notwithstanding the foregoing, (x) the Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel, and (y) in no event shall the Company be responsible under the foregoing clause (iv) above for any fees, charges or expenses with respect to any Holder who voluntarily withdraws Registrable Securities from any registration or offering (except as contemplated by Section 3(f)) or was required to withdraw such Registrable Securities as a result of a breach, or failure to satisfy any condition, of this Agreement.

(e) Hedging Transactions.

(i) The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Holders’ Counsel, it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information provided by the Holders regarding the Hedging Transaction that is included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 7(e) shall be deemed to be information provided by the Holders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 7(b).

(ii) All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7(e), and the registration of Registrable Class Securities thereunder pursuant to this Section 7(e) shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall not be subject to Section 3(g), but the Hedging Counterparty shall be selected by the Holders of a majority of the Registrable Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(iii) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(iv) The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule 1 hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

8.	Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, its stockholders, partners, members, directors, managers, officers, employees, trustees, attorneys, advisors, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Holder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under any of the foregoing laws, relating to the offer or sale of the Registrable Securities; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Disclosure Package, Registration Statement, Prospectus or preliminary prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder (including the information provided pursuant to Section 7(b)(i)) expressly for use therein.

(b) Indemnification by Holders. In connection with any offering in which a Holder is participating pursuant to Section 3, 4 or 5, such Holder shall indemnify and hold harmless the Company, each other Holder, their respective directors, officers, other Affiliates and each Person who controls the Company, and such other Holders (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Holder Free Writing Prospectus or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Holder Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent such Liabilities arise out of or are based upon written information furnished by such Holder or on such Holder’s behalf expressly for inclusion in the Disclosure Package, the Registration Statement, the Prospectus or any amendment or supplement thereto relating to the Registrable Securities (including the information provided pursuant to Section 7(b)(i)); provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Holder and the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the Registration Statement, Prospectus, Disclosure Package or Holder Free Writing Prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless

(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Exchange Act Reporting and Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Holder may reasonably request (including providing any information necessary to comply with Rule 144 promulgated under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or Regulation S promulgated under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether it has complied with such requirements.

9.	Miscellaneous.

(a) Termination. In the event the Merger Agreement is terminated, this Agreement shall automatically terminate and be of no further force and effect. This Agreement shall automatically terminate with respect to a Holder once such Holder no longer owns Registrable Securities.

(b) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock and (ii) any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, recapitalization, reorganization or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets, recapitalization, reorganization or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(c) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

(d) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement, without need for a bond. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

(e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Holders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Holders; provided that such majority shall include the Investors. Any such written consent shall be binding upon the Company and all of the Holders.

(f) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)	if to the Company:

c/o RH, Inc. 3633 Flamingo Road Miramar, FL 33027 Fax: (954) 883-1714 Attn: Lisa Carstarphen, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Fax: (212) 757-3990 Attn: Jeffrey D. Marell, Esq. Raphael M. Russo, Esq.

and (until such time as the Merger closes)

Sutherland Asbill & Brennan LLP 999 Peachtree Street, N.E. Atlanta, GA 30309 Fax No: (770) 853-8806 Attention: Mark D. Kaufman, Esq. David A. Zimmerman, Esq.

if to Harbinger Master:

Harbinger Capital Partners Master Fund I, Ltd. 450 Park Avenue, 30th Floor New York, New York 10022 Fax: (212) 658-9311 Attn: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Fax: (212) 757-3990 Attn: Jeffrey D. Marell, Esq. Raphael M. Russo, Esq.

(ii)	if to Harbinger Special Situations:

Harbinger Capital Partners Special Situations Fund, L.P. 450 Park Avenue, 30th Floor New York, New York 10022 Fax: (212) 658-9311 Attn: Robin Roger, General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Fax: (212) 757-3990 Attn: Jeffrey D. Marell, Esq. Raphael M. Russo, Esq.

(iii)	if to Global Opportunities:

Global Opportunities Breakaway Ltd. 450 Park Avenue, 30th Floor New York, New York 10022 Fax: (212) 658-9311 Attn: Robin Roger, General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Fax: (212) 757-3990 Attn: Jeffrey D. Marell, Esq. Raphael M. Russo, Esq.

(iv)	if to Avenue Investors

Avenue Capital Group 535 Madison Avenue New York, NY 10022 Fax: (212) 850-7506 Attn: Mr. Michael Elkins

with a copies to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Fax: (212) 872-1002 Attn: Ira Dizengoff

and

Akin Gump Strauss Hauer & Feld LLP 1333 New Hampshire Ave, NW Washington, DC 20036 Fax: (202) 955-7631 Attn: Russell W. Parks, Jr.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted. Any party may by notice given in accordance with this Section 9(f) designate another address or Person for receipt of notices hereunder.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as provided herein. The registration rights and requirements and related rights of the Holders contained in this Agreement, shall be with respect to any Registrable Security, transferred to any Person who is the transferee of such Registrable Security, without the consent of the Company, but only if transferred in compliance with this Agreement and only to the extent such transfer would not cause the Registrable Securities to cease being Registrable Securities under section 2(b). At the time of the transfer of any Registrable Security as contemplated by this Section 9(g), such transferee shall execute and deliver to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, this Agreement as a Holder. All of the obligations of the Company hereunder shall survive any such transfer. The Company shall not assign this Agreement, in whole or in part. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE, WHETHER IN WHOLE OR IN PART, UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(m) Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

(n) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(o) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(p) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement, including the Merger Agreements.

(q) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SB/RH HOLDINGS, INC.

By:	/s/ Lisa Carstarphen
	Name:	Lisa Carstarphen
	Title:	Vice President

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment Manager

By:	/s/ Peter Jenson
	Name:	Peter Jenson
	Title:	Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:	/s/ Peter Jenson
	Name:	Peter Jenson
	Title:	Vice President

GLOBAL OPPORTUNITIES BREAKAWAY LTD.

By:	Harbinger Capital Partners II LP, its investment manager

By:	/s/ Peter Jenson
	Name:	Peter Jenson
	Title:	Vice President

Signature Page to Registration Rights Agreement

AVENUE INTERNATIONAL MASTER, L.P.

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Director

AVENUE INVESTMENTS, L.P.

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

Signature Page to Registration Rights Agreement

Schedule 1

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a) enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b) itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;

(c) enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d) loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.